SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]     Preliminary Proxy Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

CenturyTel, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
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2)	Form, Schedule or Registration Statement No.:
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3)	Filing Party:
____________________

4)	Date Filed:
____________________

Consent Solicitation Statement

[CenturyTel, Inc. Logo]

Consent Solicitation Relating to Outstanding Equity Units of
CenturyTel, Inc.

(CUSIP Nos. 156700403 (Corporate Units) and 156700502 (Treasury Units))

This Consent Solicitation Statement (as it may be amended or supplemented, this "Consent Solicitation Statement") is being furnished by CenturyTel, Inc. ("CenturyTel") to holders of CenturyTel's outstanding Equity Units (the "Equity Units"), which upon issuance initially consisted of Corporate Units comprised of purchase contracts that obligate the holders thereof to purchase shares of CenturyTel common stock pursuant to the terms thereof (the "Purchase Contracts") and senior notes that are pledged as collateral to secure the holders' obligations under the Purchase Contracts. This Consent Solicitation Statement is first being mailed to holders of Equity Units on or about February [3], 2005.

Upon the terms and conditions described herein, CenturyTel hereby solicits (the "Consent Solicitation") consents (the "Consents") to amend the purchase contract agreement under which the Equity Units and the Purchase Contracts were issued (the "Purchase Contract Agreement") and the related pledge agreement (the "Pledge Agreement"). Under these proposed amendments (the "Proposed Amendments"), CenturyTel would have the option to settle the Purchase Contracts by paying the settlement value in cash, shares of CenturyTel common stock, or a combination of both.

Holders of Equity Units consenting to the Proposed Amendments by 5:00 p.m., New York City time, on March [4], 2005 (as such date and time may be extended, the "Expiration Date") will receive a cash payment of $0.0875 per $25 stated amount of Equity Units (the "Consent Fee"), subject to the terms and conditions set forth below.

Only registered holders of Equity Units as of 5:00 p.m., New York City time, on ________, 2005 (as such date and time may be changed from time to time, the "Record Date") are eligible to consent to the Proposed Amendments and receive the Consent Fee. These qualifying holders (hereinafter, "Holders") may consent by delivering a properly completed consent letter (the "Consent Letter"), a form of which is enclosed, on or prior to the Expiration Date in accordance with the accompanying instructions. Only participants ("DTC Participants") listed on the official position listing of The Depository Trust Company ("DTC") as of the Record Date will be entitled to deliver Consents with respect to Equity Units held in book-entry form through DTC in accordance with the instructions accompanying the Consent Letter. As of __________, 2005, there was $500 million aggregate stated amount of Equity Units outstanding (all in the form of Corporate Units).

Each Holder who delivers a Consent and does not validly revoke the Consent on or prior to the Expiration Date will be deemed to have agreed to the Proposed Amendments with respect to any Equity Units held by it on the Record Date or any subsequent holders of such units, and all such holders shall be referred to collectively as "Consenting Holders." Each Consenting Holder will be entitled to receive the Consent Fee if the conditions set forth herein are satisfied or duly waived by CenturyTel. Any Holder who does not deliver a Consent, or who delivers a Consent and validly revokes it before the Expiration Date, will not be entitled to receive the Consent Fee, and the Proposed Amendments, whether or not they become effective, will not be binding on such Holder or its transferees (collectively, "Non-Consenting Holders"). The Proposed Amendments will not become effective and CenturyTel will not be obligated to pay the Consent Fee unless, among other things, CenturyTel receives, on or prior to the Expiration Date, Consents from Consenting Holders with respect to a majority of the Purchase Contracts outstanding on the Record Date, excluding any owned by CenturyTel or its affiliates.

Although the Equity Units of both Consenting Holders and Non-Consenting Holders will continue to be treated as a single series of Equity Units for purposes of the Purchase Contract Agreement, the Equity Units of Consenting Holders and the Equity Units of Non-Consenting Holders will trade under different CUSIP numbers. To the extent that a large number of Holders consent to the Proposed Amendments, the trading market, if any, for the outstanding Equity Units held by Non-Consenting Holders could, after the Expiration Date, be adversely affected as compared to the Equity Units held by Consenting Holders. CenturyTel expects that the Equity Units of Non-Consenting Holders will continue to be listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "CTLPrA", and CenturyTel intends to list the Equity Units of Consenting Holders on the NYSE, in each case subject to those Equity Units meeting the NYSE's listing requirements.

The date of this Consent Solicitation Statement is February [3], 2005.

Neither CenturyTel nor the Consent Agent makes any recommendation in connection with the Consent Solicitation. CenturyTel has not retained any third party to evaluate the fairness of the terms of the Proposed Amendments. Neither the Consent Solicitation nor the delivery of this Consent Solicitation Statement constitutes an offering or sale of any Equity Units or any other security of CenturyTel.

CenturyTel has not authorized anyone to give any information or make any representation that differs from, or adds to, the information in this document or in CenturyTel's documents that are publicly filed with the U.S. Securities and Exchange Commission (the "SEC"). Therefore, if anyone does give you different or additional information, you should not rely on it.

This Consent Solicitation Statement does not constitute a solicitation of Consents in any jurisdiction to any person to whom it is unlawful to make such solicitation in such jurisdiction. The delivery of this Consent Solicitation Statement at any time shall not under any circumstances create any implication that the information set forth herein or in the documents incorporated by reference herein is correct as of any time subsequent to the dates hereof or thereof or that there has been no change in the information set forth herein or in the affairs of CenturyTel since the date hereof.

THE PROPOSED AMENDMENTS

Purpose

The purpose of the Consent Solicitation is to amend the Purchase Contract Agreement and the related Pledge Agreement to afford CenturyTel more flexibility in settling the Purchase Contracts. Currently, the Purchase Contract Agreement provides that, on May 15, 2005 (the "Settlement Date"), subject to certain exceptions, the holder of each Purchase Contract will purchase, and CenturyTel will sell, the number of shares of CenturyTel common stock equal to the settlement rate specified in Section 5.1 of the Purchase Contract Agreement (the "Settlement Rate"), which will vary depending upon whether the average per share closing price of such stock (the "Applicable Market Value") during a specified 20-trading day period preceding the Settlement Date (the "Market Valuation Period") is above, below or between certain specified trading prices. Under the Proposed Amendments, CenturyTel would have the option to settle the Purchase Contracts by paying the settlement value in cash, shares of CenturyTel common stock, or a combination of both. This increased flexibility will enable CenturyTel to settle the Purchase Contracts in a manner that it believes to be in the best interests of CenturyTel. If the Proposed Amendments are adopted, CenturyTel currently intends to settle each Purchase Contract held by Consenting Holders solely in cash in an amount equal to the Applicable Market Value multiplied by the Settlement Rate, although it reserves the right to act otherwise if circumstances change.

Description of Proposed Amendments

The following chart summarizes the material differences between the Equity Units that are currently outstanding and the Equity Units as proposed to be amended by the Proposed Amendments. The chart and the description of the Proposed Amendments are qualified in their entirety by reference to (i) the complete text of the Proposed Amendments set forth in Annex A hereto and (ii) the full and complete terms of the Purchase Contract Agreement, the Pledge Agreement and the certificates representing the Equity Units, each of which are exhibits to CenturyTel's Annual Report on Form 10-K for the year ended December 31, 2003 referred to below under "Incorporation by Reference."

	Current Provisions	Proposed Amended Provisions
Purchase Contract Agreement: Settlement of Purchase Contracts (§§ 5.1 and 5.5)	Upon settlement of the Purchase Contracts on the Settlement Date, CenturyTel will deliver, with respect to each Purchase Contract, the number of shares of common stock equal to the Settlement Rate.

Upon settlement of the Purchase Contracts on the Settlement Date, CenturyTel will have the option to deliver, with respect to each Purchase Contract held by Consenting Holders:

(i) the number of shares of common stock equal to the Settlement Rate; or

(ii) cash in an amount equal to the Settlement Rate multiplied by the Applicable Market Value; or

(iii) any combination of cash and shares of common stock with a value equal to the Settlement Rate multiplied by the Applicable Market Value (with shares being valued at the Applicable Market Value).

Pledge Agreement: Use of Cash Proceeds (§§ 3.1 and 4.6)

Subject to certain limited exceptions, on the Settlement Date the Collateral Agent under the Pledge Agreement remits to CenturyTel all cash proceeds realized upon the Collateral Agent's liquidation of securities previously held as collateral to secure the Holders' obligations under their Purchase Contracts (the "Cash Proceeds").

If CenturyTel elects to settle the Purchase Contracts wholly or partially in cash, it may request the Collateral Agent to remit the required amount of Cash Proceeds directly to the Purchase Contract Agent for the benefit of Consenting Holders in accordance with the settlement provisions of the Purchase Contract Agreement.

Regardless of whether any Holders consent to the Proposed Amendments, the Equity Units will continue to be outstanding in accordance with all other terms of the Purchase Contract Agreement and the Pledge Agreement. If adopted, the Proposed Amendments will not change the Settlement Date, the Settlement Rate or the manner in which the Applicable Market Value will be calculated.

If the Proposed Amendments are adopted, CenturyTel will settle all Purchase Contracts held by Consenting Holders in the same manner, and will publicly announce how it intends to settle such Purchase Contracts no later than April [11], 2005.

In the event that the Consent Solicitation is not completed for any reason, CenturyTel reserves the right, subject to the requirements of applicable law, to enter into private transactions with Holders to settle their Purchase Contracts on terms that are substantially similar to those contemplated hereunder.

Certain Effects of the Proposed Amendments

Although the Equity Units of both Consenting Holders and Non-Consenting Holders will continue to be treated as a single series of Equity Units for purposes of the Purchase Contract Agreement, the Equity Units of Consenting Holders and the Equity Units of Non-Consenting Holders will trade under different CUSIP numbers. To the extent that a large number of Holders consent to the Proposed Amendments, the trading market, if any, for the outstanding Equity Units held by Non-Consenting Holders could, after the Expiration Date, be adversely affected as compared to the Equity Units held by Consenting Holders. CenturyTel expects that the Equity Units of Non-Consenting Holders will continue to be listed for trading on the New York Stock Exchange (the "NYSE") under the symbol "CTLPrA", and CenturyTel intends to list the Equity Units of Consenting Holders on the NYSE, in each case subject to those Equity Units meeting (or continuing to meet) the NYSE's listing requirements. CenturyTel cannot provide any assurances that all applicable listing requirements will be met.

If the Proposed Amendments are adopted and CenturyTel elects to settle Purchase Contracts in cash in whole or in part, Consenting Holders may purchase shares of CenturyTel's common stock on the open market to cover short positions or acquire shares that they previously anticipated receiving on the Settlement Date. These purchases may occur during the Market Valuation Period (which will commence on April 14, 2005 and end on May 11, 2005), which could influence the Applicable Market Value.

THE CONSENT SOLICITATION

General

Immediately following the Expiration Date, if the Payment Conditions (as defined below) have been met, CenturyTel and the Purchase Contract Agent intend to enter into a supplement to the Purchase Contract Agreement, and CenturyTel and the Collateral Agent intend to enter into an amendment to the Pledge Agreement (such supplement and amendment being hereinafter collectively referred to as the "Supplements"), which will give effect to the Proposed Amendments. The text of the Proposed Amendments is set forth in Annex A to this Consent Solicitation

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 Statement. Consents given prior to the Expiration Date can only be revoked on or prior to the Expiration Date. The Supplements will become effective immediately upon the execution and delivery thereof by each of the parties thereto. The Proposed Amendments constitute a single proposal and a Consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively.

Consent Fee

Each Holder who delivers a Consent and does not validly revoke the Consent on or prior to the Expiration Date will be deemed to have agreed to the Proposed Amendments with respect to any Equity Units held by it or any subsequent holders thereof. Upon the terms and subject to the conditions set forth in this Consent Solicitation Statement, if the Payment Conditions are satisfied or duly waived, then CenturyTel will pay each Consenting Holder the Consent Fee. No interest will be paid on the Consent Fee. Consent Fees will be paid to Consenting Holders in accordance with the payment instructions indicated on the Consent Letter submitted by such Holder. CenturyTel expects that Consent Fees will be paid to Consenting Holders as soon as practicable after the execution and delivery of the Supplements. Holders who do not deliver a Consent on or before the Expiration Date, or who deliver a Consent and validly revoke it on or before the Expiration Date, will not be entitled to receive a Consent Fee, and the Proposed Amendments, whether or not they become effective, will not be binding on them and their subsequent transferees. No dissenters' rights will apply with respect to the Proposed Amendments under applicable law.

Conditions to the Consent Solicitation

Notwithstanding any other terms of the Consent Solicitation, the Proposed Amendments will not become effective and CenturyTel will not be obligated to pay the Consent Fee for Consents validly delivered hereunder unless (i) CenturyTel receives, on or prior to the Expiration Date, Consents from Consenting Holders with respect to a majority of the Purchase Contracts outstanding on the Record Date, excluding any owned by CenturyTel or its affiliates, (ii) the Supplements are duly executed and delivered by the Purchase Contract Agent and the Collateral Agent, as applicable, and (iii) there is no injunction or other proceeding (pending or threatened) or actual or proposed change in applicable laws or regulations which, if adversely determined or if implemented, would make unlawful or invalid or enjoin the Consent Solicitation, the execution or effectiveness of the Proposed Amendments, the payment of the Consent Fee or any transaction related thereto. The conditions in (i), (ii) and (iii) above are collectively referred to as the "Payment Conditions." CenturyTel may waive Payment Conditions in its sole discretion for all Holders.

Consent Procedures

Only registered Holders as of the Record Date may execute and deliver a Consent Letter and give a Consent. As of the Record Date, all $500,000,000 aggregate stated amount of the Equity Units in the form of Corporate Units were held of record by DTC or its nominee on behalf of DTC Participants. DTC is expected to grant an omnibus proxy authorizing each of such DTC Participants to deliver a Consent. To cause a Consent to be furnished with respect to Equity Units held through DTC, such DTC Participant must complete and sign the Consent Letter and mail or deliver it to the Consent Agent at its address or facsimile number set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

Each beneficial owner of Equity Units desiring that a Consent be furnished with respect to such Equity Units must instruct the Holder of such Equity Units (the custodian bank, depositary, broker, trust company or other nominee that is the DTC Participant with respect to such Equity Units) as of the Record Date to execute a Consent Letter and deliver it to the Consent Agent on such beneficial owner's behalf.

Delivering a Consent will not affect a Holder's right to sell or transfer the Equity Units. All Consents received and not revoked on or prior to the Expiration Date will be effective notwithstanding a record transfer of such Equity Units or change in the DTC Participant holding such Equity Units through DTC subsequent to the Record Date.

HOLDERS WHO WISH TO CONSENT SHOULD MAIL, First Class Postage Prepaid, HAND DELIVER, SEND BY OVERNIGHT COURIER OR SEND BY FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE CONSENT AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER PAGE

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 HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENT LETTERS SHOULD BE DELIVERED TO THE CONSENT AGENT AND NOT TO CENTURYTEL. HOLDERS OF EQUITY UNITS SHOULD NOT TENDER OR DELIVER TO CENTURYTEL OR THE CONSENT AGENT EQUITY UNITS AT ANY TIME.

All Consent Letters that are properly completed, signed and delivered to the Consent Agent on or prior to the Expiration Date will be given effect in accordance with the specifications thereof.

Consents by Holders must be executed in exactly the same manner as each such Holder's name is registered with DTC. If a Consent Letter is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity for a Holder, such person must so indicate when signing and must submit with the Consent Letter appropriate evidence of authority to execute the Consent Letter on behalf of such Holder. In addition, if a Consent relates to less than the total stated amount of Equity Units which such Holder holds through DTC, the Holder must list the stated amount of such Equity Units to which the Consent relates. If no aggregate stated amount of the Equity Units as to which a Consent relates is specified, or neither box on page 4 of the Consent Letter is checked, but the Consent is otherwise properly executed and delivered, the Holder will be deemed to have consented with respect to the entire aggregate stated amount of Equity Units that such Holder holds through DTC. By executing and delivering the Consent Letter, the Holder will be deemed to waive any and all requirements under the Purchase Contract Agreement regarding the establishment of the Record Date, including any requirement that such date be established on or by a specific date or during a specific period prior to the Consent Solicitation.

The registered ownership of the Equity Units as of the Record Date by DTC will be confirmed by the Purchase Contract Agent, as registrar of the Equity Units. The ownership of Equity Units held through DTC by DTC Participants will be established by a DTC security position listing as part of the omnibus proxy expected to be provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the consent procedures will be determined by CenturyTel in its sole discretion, which determination will be conclusive and binding (subject to the Purchase Contract Agent's final approval). CenturyTel reserves the right to reject any or all Consent Letters that are not in proper form or the acceptance of which could, in the opinion of CenturyTel or its counsel, be unlawful. CenturyTel also reserves the right to waive any defects or irregularities in connection with deliveries of particular Consent Letters or revocations thereof (subject to final approval by the Purchase Contract Agent). Unless waived, any defects or irregularities in connection with deliveries of Consent Letters must be cured within such time as CenturyTel determines. None of CenturyTel, the Consent Agent, any of their respective affiliates or any other person will be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Letters or revocations thereof will not be deemed to have been made until any irregularities of defects therein have been cured or waived. CenturyTel's interpretation of the terms and conditions of the Consent Solicitation will be conclusive and binding on all parties. Consents will be binding upon the successors, assigns, heirs and legal representatives of the Holders delivering Consents and the beneficial owners of Equity Units relating thereto.

Termination, Amendments and Extensions

CenturyTel reserves the right, in its sole discretion and regardless of whether any or all of the Payment Conditions have been satisfied, to (i) terminate the Consent Solicitation or amend, waive or modify any of the terms thereof, including the amount of the Consent Fee or the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Consent Agent, (ii) extend the Consent Solicitation at any time or from time to time for any reason and (iii) refrain from extending the Consent Solicitation beyond the original Expiration Date or any date to which the Consent Solicitation has been previously extended. Consents submitted prior to the public announcement of an extension of the Consent Solicitation as provided below will remain in effect unless validly revoked by the Holder granting such Consent. In order to extend the Expiration Date, CenturyTel will notify the Consent Agent in writing or orally (promptly confirmed in writing) of any extension and will make a public announcement thereof, each not later than 9:00 a.m., New York City time, on the first business day following the previously scheduled Expiration Date. CenturyTel may extend the Consent Solicitation on a daily basis or for such specified period of time as determined in its sole discretion. Failure by any Holder or beneficial owner of the Equity Units to learn of such public announcement will not affect the extension of the Consent Solicitation. If CenturyTel makes a material change in the terms of the Consent Solicitation or if it waives a material condition to the Consent Solicitation, CenturyTel will disclose such change or waiver in a public announcement and, if required by

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 applicable law, disseminate additional Consent Solicitation materials. Without limiting the manner in which CenturyTel may choose to make any public announcements, CenturyTel will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release (except as may otherwise be required by applicable law).

Revocation of Consents

Any Consenting Holder may revoke its Consent by delivering written notice of revocation to the Consent Agent at any time prior to the Expiration Date in accordance with the instructions accompanying the Consent Letter. Any such notice of revocation, to be effective, must be signed by the same Holder and in the same manner as the original Consent Letter. Any revocation will apply to all Equity Units held by the Holder providing such revocation notice unless the Holder otherwise expressly indicates in such notice of revocation (in integral multiples of $25 stated value only). Holders who revoke Consents will not be eligible to receive the Consent Fee as to the portion of Equity Units for which a Consent was revoked.

Revocation of Consents may not be rescinded. Properly revoked Consents may, however, be re-furnished at any time on or prior to the Expiration Date in accordance with the procedures described above under "Consent Procedures."

All questions as to the validity of notices of revocation will be determined by CenturyTel, whose determination will be final and binding. None of CenturyTel, the Consent Agent, any of their respective affiliates or any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification.

Consent Agent

CenturyTel has retained Wachovia Bank, National Association, as Consent Agent to receive and examine the Consent Letters and tabulate the Consents delivered thereby. The Consent Agent is not authorized to solicit any Consents. CenturyTel will pay the Consent Agent customary fees, reimburse it for certain expenses and indemnify it against certain liabilities. Wachovia Bank, National Association, also acts as the purchase contract agent under the Purchase Contract Agreement.

EXPENSES

CenturyTel will bear the expenses of preparing, printing and mailing this Consent Solicitation Statement and related documents. CenturyTel will also bear all of its legal, accounting and other expenses. In addition to solicitation by the use of mails, Consents may be solicited by CenturyTel's officers or employees in person or by telephone or other means of communication. These people will not be separately compensated for such solicitations but may be reimbursed for out-of-pocket expenses incurred by them in connection therewith. As indicated above, CenturyTel will also pay the Consent Agent customary fees for its services (and reimburse it for its reasonable out-of-pocket expenses in connection therewith). Arrangements may also be made with brokerage houses, custodians, nominees and fiduciaries for forwarding the Consent Solicitation Statement and related documents to the beneficial owners of Equity Units held of record by those parties, and CenturyTel may reimburse these entities for reasonable expenses incurred by them in connection with their participation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax consequences of the Proposed Amendments with respect to Consenting Holders who are U.S. Holders (as defined below), including their receipt of Consent Fees. The following summary is intended for general informational purposes only. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This summary does not purport to address all aspects of United States federal income taxation that may be relevant to particular U.S. Holders in light of their individual circumstances or certain types of Holders subject to special treatment under the Code, including insurance companies, tax-exempt organizations, financial institutions, dealers in securities or foreign currencies, persons holding the Equity Units as part of a hedging or constructive sale

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 transaction, straddle, conversion transaction or other integrated transaction, persons that have a functional currency other than the U.S. dollar, investors in pass-through entities or arrangements and persons who are not citizens or residents of the United States or who are non-U.S. corporations, foreign partnerships or foreign estates or trusts. This summary does not discuss any aspect of state, local or foreign taxation or United States federal estate or gift taxation. Accordingly, Holders who are considering delivering a Consent should consult their own tax advisors regarding the particular United States federal, state, local and foreign income and other tax consequences that would result to them. This discussion assumes that the Equity Units are held as capital assets within the meaning of Section 1221 of the Code by the Holders thereof. No ruling has been or will be requested from the Internal Revenue Service (the "IRS") regarding the tax consequences of the transactions contemplated hereby.

There is no authority directly addressing the United States federal income tax consequences of the receipt of the Consent Fee, the adoption of the Proposed Amendments or the cash settlement of the Purchase Contracts pursuant to the Proposed Amendments, and no assurance can be given that the positions intended to be taken by CenturyTel, each as described below, will be respected by the IRS or, if challenged, upheld by a court.

Holders considering consenting to the Proposed Amendments should consult their own tax advisors concerning the United States federal income tax consequences to them in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

As used herein, a "U.S. Holder" means a beneficial owner of Equity Units who is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (a) it is subject to the primary supervision of a court within the United States and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Tax Considerations for U.S. Holders

Treatment of Consent Fees. Although there is no authority directly addressing the United States federal income tax consequences of the receipt of the Consent Fees, CenturyTel intends to treat the Consent Fees as separate consideration for consenting to the Proposed Amendments. As a result, such payments will be taxed as ordinary income to Consenting Holders. Holders are encouraged to consult their own tax advisors as to their particular circumstances.

Treatment of Adoption of Proposed Amendments. Although there is no authority directly addressing the United States federal income tax consequences of the adoption of the Proposed Amendments, CenturyTel intends to take the position that the adoption of the Proposed Amendments should not result in a deemed exchange of the Purchase Contracts for new purchase contracts. Holders are encouraged to consult their own tax advisors as to any tax considerations relating to the adoption of the Proposed Amendments.

Treatment of Cash Settlement of Purchase Contracts. If the Proposed Amendments are adopted, CenturyTel currently intends to settle each Purchase Contract held by a Consenting Holder solely in cash, although it reserves the right to act otherwise if circumstances change. The following discussion assumes that CenturyTel will settle each Purchase Contract held by a Consenting Holder solely in cash.

Although there is no direct authority addressing the United States federal income tax consequences of the cash settlement of the Purchase Contracts pursuant to the Proposed Amendments, CenturyTel intends to treat such cash settlement as a termination of an obligation with respect to a capital asset in the hands of the Holder. Under such treatment, any amount received by a Consenting Holder in excess of $25.00 per Equity Unit would be treated as gain from the sale or exchange of a capital asset. If the Settlement Rate is less than $25.00 per Equity Unit, such shortfall would be treated as a loss from the sale or exchange of a capital asset with respect to Consenting Holders. Any such gain or loss would be treated as long term capital gain or loss if the Purchased Contract had been held for more than one year. Long term capital gains of individuals are eligible for preferential tax rates. The ability to deduct capital losses is subject to limitations.

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While CenturyTel intends to report the cash settlement of Purchase Contracts in the manner described above, it is possible that the IRS could recharacterize such cash settlement as a deemed issuance to a Consenting Holder of shares of CenturyTel common stock followed immediately by a deemed repurchase of such common stock by CenturyTel. In that event, the deemed repurchase of the CenturyTel common stock would be treated as a sale or exchange by the Consenting Holder if the requirements of Section 302(b) of the Code were met. If those requirements were not met, the deemed repurchase would be considered a distribution taxable as a dividend to the extent of CenturyTel's current and accumulated earnings and profits. Treatment of the deemed repurchase as a sale or exchange would result in a short term capital gain if the Settlement Rate exceeded $25.00 per Equity Unit or a short term capital loss if the Settlement Rate was less than $25.00 per Equity Unit.

U.S. Holders of the Equity Units should note that no ruling has been requested from the IRS regarding the tax consequences of the Proposed Amendments, including the receipt of Consent Fees. No assurance can be given that the positions intended to be taken by CenturyTel, as described above, will be accepted by the IRS or a court. Any different treatment of any of the transactions contemplated hereby could materially affect the character or timing of income, gain or loss recognized with respect to the Equity Units for United States federal income tax purposes. Any Holder who is considering consenting to the Proposed Amendments should consult his or her tax advisor regarding the United States federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments, including the receipt of Consent Fees.

Holders are encouraged to consult their own tax advisors as to the tax consequences of the settlement of Purchase Contracts pursuant to the Proposed Amendments, including a settlement using a combination of cash and CenturyTel common stock.

Non-Consenting Holders

Adoption of the Proposed Amendments will have no United States federal income tax consequences to Non-Consenting Holders.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to Consent Fees paid to U.S. Holders other than certain exempt recipients (such as corporations). A U.S. Holder may also be subject to backup withholding with respect to the Consent Fees unless such U.S. Holder (i) is a corporation or other exempt recipient and, when required, establishes this exemption or (ii)(a) provides its correct taxpayer identification number (which, in the case of an individual, is his or her social security number), (b) certifies that it is not currently subject to backup withholding and (c) otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder can satisfy these requirements by completing and submitting the IRS Form W-9 that is included in the Consent Letter. A U.S. Holder who does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a credit against a holder's United States federal income tax liability and, if withholding results in an overpayment of tax, such holder may be entitled to a refund, provided that the required information is furnished to the IRS.

The foregoing summary is included herein for general information only. Holders of Equity Units should consult their own tax advisors as to the specific tax consequences to them of the Proposed Amendments, including the receipt of Consent Fees.

PRINCIPAL EQUITY UNIT HOLDERS

[None of CenturyTel's directors or executive officers beneficially owned any Equity Units as of the Record Date. To CenturyTel's knowledge, there are no Holders that beneficially owned five percent or more of the aggregate stated amount of Equity Units outstanding as of the Record Date, except Duff & Phelps Investment Management Company, which owned 1,200,000 Equity Units, or 6% of the aggregate stated amount of Equity Units outstanding, as of the Record Date.]

 7

WHERE YOU CAN FIND MORE INFORMATION

CenturyTel files reports, proxy statements and other information with the SEC. You may read and copy this information at SEC's Public Reference Room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, including CenturyTel, who file electronically. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about CenturyTel at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York.

 8

INCORPORATION BY REFERENCE

We incorporate certain information by reference into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document. The incorporated documents are:

  CenturyTel's Annual Report on Form 10-K for the year ended December 31, 2003;

  CenturyTel's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  CenturyTel's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004;

  CenturyTel's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004;

  CenturyTel's Current Reports on Form 8-K filed on January 29, 2004, February 4, 2004, April 29, 2004, July 29, 2004, August 27, 2004, September 21, 2004, October 28, 2004, January ___, 2005; January ___, 2005 and February 3, 2005;

  CenturyTel's Proxy Statement for the Annual Meeting of Shareholders held on May 6, 2004, filed with the SEC on March 29, 2004; and

  CenturyTel's additional proxy materials filed on April 21, 2004.

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and on or prior to the Expiration Date will be deemed to be incorporated by reference into this document from the date of filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide, without charge, to each person, including any beneficial owner to whom this document has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to: CenturyTel, Inc., 100 CenturyTel Drive, Monroe, Louisiana 71203, Telephone No.: (318) 388-9000, Attention: Treasury Department.

Any questions or requests for assistance, including any requests for additional copies of this Consent Solicitation Statement or the Consent Letter, may be directed to CenturyTel at its telephone number and address listed above. You may also contact the Consent Agent or your broker-dealer, commercial bank, trust company or other nominee holder of Equity Units for assistance concerning this Consent Solicitation. The Consent Letter and any other required documents should be sent by each Holder or its nominee to the Consent Agent.

9

Annex A

Proposed Amendments to Purchase Contract Agreement
and
Pledge Agreement

Set forth below are excerpts from the form of the First Supplemental Purchase Contract Agreement and the form of the First Amendment to Pledge Agreement, which in each case are intended to affect the Proposed Amendments. Proposed additions to existing provisions are shown as underscored text and proposed deletions are shown as strike-through text.

1.     Purchase Contract Agreement:

        (a.)     The following is hereby included in Section 1.1 between the definitions of "Company" and "Contract Adjustment Payments":

"Company Cash Settlement" has the meaning specified in Section 5.1.

"Consenting Holders" has the meaning specified in Section 5.1.

        (b.)     The following is hereby included in Section 1.1 between the definitions of "Issuer Order" and "Merger Early Settelemnt":

"Market Valuation Period" has the meaning specified in Section 5.1.

        (c.)     The definition of "Purchase Contract" contained in Section 1.1 is hereby amended and restated to read in its entirety as follows:

"Purchase Contract," when used with respect to any Security, means the contract forming part of such Security and obligating the Company to (i) sell, and the Holder of such Security to Purchase, Common Stock (except as otherwise provided in Article V in the event that the Company elects to effect a Company Cash Settlement) and (ii) pay the Holder the Contract Adjustment Payments, if any, on the terms and subject to the conditions set forth in Article V hereof.

        (d.)     The first paragraph of Section 5.1 of the Purchase Contract Agreement is hereby amended and restated in its entirety to read as follows:

Subject to the terms and conditions of this Article V, each Purchase Contract shall, unless with respect to such contract an Early Settlement has occurred in accordance with Section 5.9 hereof, ~~or~~ a Merger Early Settlement has occurred in accordance with Section 5.10 hereof, or the Company elects a Company Cash Settlement in accordance with this Section 5.1, obligate the Holder of the related Security to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the "Purchase Price"), a number of newly issued shares of Common Stock equal to the Settlement Rate unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event with respect to a Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $36.00 (the "Threshold Appreciation Price"), 0.6944 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $28.60, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $28.60, 0.8741 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in Section 5.6 (and in each case rounded upward or downward to the nearest 1/10,000th of a share). Notwithstanding the foregoing provisions of this Section 5.1, the Company may elect (any such election, a "Company Cash Settlement"): (i) in lieu of selling any shares of Common Stock required to be sold under each Purchase Contract, to pay or cause to be paid in respect of each Purchase Contract an amount in cash, without interest, equal to the product of the Settlement Rate and the Applicable Market Value, or (ii) to sell any portion of the shares of Common Stock required to be sold under each Purchase Contract and, in lieu of selling the remaining portion of such shares, pay or cause to be paid an amount in cash, without interest, that causes the aggregate value of such shares (valued at the Applicable Market Value) and such cash to equal the product of the Settlement Rate and the Applicable Market Value; provided, however, that the Company may elect to effect a Company Cash Settlement solely with respect to Purchase Contracts as to which the Holder thereof (as of a record date selected by the Company) shall have personally consented to granting the Company such right (such Holders and their transferees hereinafter being referred to as "Consenting Holders"); provided, further, that if the Company elects to effect any Company Cash Settlement in whole or in part, then it shall treat all Consenting Holders in the same manner with respect thereto. At least [three] Business Days prior to the first day of the Market Valuation Period, the Company shall notify the Agent and the Collateral Agent of its election to effect any Company Cash Settlement and the portion of shares of Common Stock per Purchase Contract that the Company desires to settle in cash pursuant thereto, and, contemporaneously therewith, shall so notify the Holders by issuance of a press release on a nationally recognized news service. As provided in Section 5.11, no fractional shares of Common Stock will be issued upon settlement of Purchase Contracts.

        (e.)     The first sentence of the second paragraph of Section 5.1 of the Purchase Contract Agreement is hereby amended and restated in its entirety to read as follows:

The "Applicable Market Value" means (i) the average of the Closing Price per shares of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date (the "Market Valuation Period"), (ii) in the case of a Merger Early Settlement, the Closing Price on the third Trading Day immediately preceding the Cash Merger Date, or (iii) for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the Closing Price on the third Trading Day immediately preceding the relevant Early Settlement Date.

        (f.)     The first sentence of Section 5.4(a) of the Purchase Contract Agreement is hereby amended and restated in its entirety to read as follows:

(a) Unless a Tax Event Redemption, Successful Initial Remarketing, Successful Second Remarketing, Successful Third Remarketing, Termination Event, Early Settlement or Merger Early Settlement has occurred, or unless the Company has elected to effect a Company Cash Settlement, each Holder of a Corporate Unit may pay in cash ("Cash Settlement") the Purchase Price for the shares of Common Stock to be purchased pursuant to a Purchase Contract if such Holder notifies the Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to make a Cash Settlement and delivers the Certificate evidencing such Corporate Unit to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank.

        (g.)     The second sentence of Section 5.4(d) is hereby amended and restated in its entirety to read as follows:

Upon receipt of such Proceeds, the Collateral Agent will pay the Proceeds to, or upon the order of, the Company on the Purchase Contract Settlement Date in accordance with the terms of this Agreement and the Pledge Agreement.

        (h.)     Section 5.5 is hereby amended and restated in its entirety to read as follows:

Section 5.5     Settlement of Purchase Contracts.

Unless a Termination Event or an Early Settlement or a Merger Early Settlement shall have occurred, on the Purchase Contract Settlement Date, upon its receipt of payment in full of the Purchase Price for the Shares of Common Stock purchased by the Holders pursuant to the foregoing provision of this Article V and subject to Section 5.6(b), the Company shall issue and deposit with the Agent, for the benefit of the Holders of the Outstanding Securities, one or more certificates representing freely-

tradable, newly issued shares of Common Stock registered in the name of the Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which both a record date and payment date for such dividend or distribution has occurred on or after the Purchase Contract Settlement Date, being hereinafter referred to as the "Purchase Contract Settlement Fund") to which the Holders are entitled hereunder. Notwithstanding the foregoing, if the Company elects to effect a Company Cash Settlement pursuant to Section 5.1 with respect to all or a portion of the shares of Common Stock that the Company would otherwise be required to sell pursuant to Section 5.1 in settlement of the outstanding Purchase Contracts, (i) the Company may direct the Collateral Agent to remit to the Agent, for the benefit of the Holders of the Outstanding Securities, from the Available Proceeds (as defined in the Pledge Agreement) an amount in cash equal to the Applicable Market Value multiplied by the Settlement Rate for each share of Common Stock (or portion thereof) with respect to which the Company has elected to effect a Company Cash Settlement, (ii) if the Available Proceeds are insufficient to satisfy the Company's obligations in respect of such Company Cash Settlement, the Company shall remit to the Agent an amount in cash that, together with the Available Proceeds, is sufficient to satisfy the Company's obligations with respect to such Company Cash Settlement and (iii) the Agent will, for the benefit of the Holders of the Outstanding Securities, hold all such cash in the Purchase Contract Settlement Fund. Subject to the foregoing, upon surrender of a Certificate to the Agent on or after the Purchase Contract Settlement Date, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive in exchange therefore (a) a certificate representing that number of whole shares of Common Stock that such Holder is entitled to receive pursuant to the provisions of this Article V (after taking into account all Securities then held by such Holder and any election of the Company to effect a Company Cash Settlement with respect to all or a portion of the shares of Common Stock that the Company would otherwise be required to sell pursuant to Section 5.1), (b) the amount of cash, if any, that such Holder is entitled to receive pursuant the provisions of this Article V if the Company elects a Company Cash Settlement in accordance with Section 5.1, (c) cash in lieu of fractional shares as provided in Section 5.11 and (d) any dividends or distributions with respect to such shares constituting a part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. ~~Such~~ Any such shares shall be registered in the name of the Holder or the Holder's designee as specified in the settlement instructions provided by the Holder to the Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

        (i.)     The following shall be added at the end of Article V as Section 5.13:

Section 5.13 References to Settlement with Common Stock.

For the avoidance of doubt, any provision of this Agreement or the form of any Securities which references the delivery or issuance of shares of Common Stock pursuant to Article V of this Agreement shall be inapplicable to the extent, and only to the extent, such provision relates to the issuance of shares of Common Stock with respect to which the Company has elected in whole or in part to effect a Company Cash Settlement.

        (j.)     Clause (2) of Section 6.1 is hereby amended and restated in its entirety to read as follows:

(2) and (subject to the occurrence of a Termination Event and subject to the Company's right to effect a Company Cash Settlement in accordance with Section 5.1 with respect to all or a portion of the shares of Common Stock that the Company would otherwise be required to issue and sell hereunder) to purchase Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such payment and the right to purchase Common Stock, and such rights shall not be impaired without the consent of such Holder.

2.     Pledge Agreement:

        (a.)     The following is hereby included in Section 1.1 of the Pledge Agreement between the definitions of "Agreement" and "Cash":

"Available Proceeds" has the meaning specified in Section 3.1(iii).

        (b.)     Section 3.1(iii) of the Pledge Agreement is hereby amended and restated in its entirety to read as follows:

(iii) in the case of payments of Proceeds of any Pledged Senior Notes or the appropriate Pledged Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or the Proceeds of any Pledged Treasury Securities (collectively, the "Available Proceeds"), to the Company on the Purchase Contract Settlement Date to the extent of the Purchase Price (or such equal or lesser amount as may be directed by the Company in the event that the Company elects a Company Cash Settlement with respect to all or a portion of the shares of Common Stock that the Company would otherwise be required to sell pursuant to the Purchase Contract Agreeement) in accordance with the procedures set forth in Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts and, to the extent such Available Proceeds exceed the Purchase Price (or such equal or lesser amount indicated above), to the Purchase Contract Agent for the benefit of the Holders; provided, however, that if the Company elects a Company Cash Settlement and the Applicable Market Value is less than or equal to $28.60, no Consenting Holder shall be entitled to cash payments in excess of the amounts payable in respect of each Purchase Contract held by such Holder under Section 5.1 of the Purchase Contract Agreement, and the Company shall be entitled to receive and retain in respect of each such Purchase Contract the difference between the Stated Value and such amount payable to such Consenting Holder thereunder (adjusted pro rata in the event that any Company Cash Settlement in respect of a Purchase Contract is for less than all of the shares of Common Stock that the Company would otherwise be required to sell pursuant to the Purchase Contract Agreement).

        (c.)     The final three sentences of Section 4.6(a) of the Pledge Agreement are hereby amended and restated in their entirety as follows:

On the Purchase Contract Settlement Date, in accordance with Section 3.1(iii), the Collateral Agent shall apply that portion of the Proceeds from such remarketing equal to (A) the aggregate Value of such remarketed Pledged Senior Notes to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price to purchase the Common Stock under the related Purchase Contracts or (B) such lesser amount as required to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price to purchase the Common Stock under those related Purchase Contracts, if any, as to which the Company elects to effect a Company Cash Settlement with respect to some or all of the shares of Common Stock that the Company would otherwise be required to sell pursuant to Section 5.1 of the Purchase Contract Agreement. ~~The~~ On the Purchase Contract Settlement Date, the Collateral Agent shall remit the remaining portion of such Proceeds, if any, ~~shall be remitted by the Collateral Agent~~ to the Purchase Contract Agent for payment to the Holders, subject to the proviso set forth in Section 3.1(iii).  If the Remarketing Agent Advises the Collateral Agent in writing that it cannot remarket the related Pledged Senior Notes of such Holders of Corporate Units at a price equal to or greater than 100% of the aggregate Value of such Pledged Senior Notes or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, thus resulting in a Failed Final Remarketing and an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Senior Notes in accordance with applicable law and any such disposition or retention shall be deemed to be satisfaction in full of any such Holder's obligation under the Purchase Contracts held by it (provided, in the event that the Company elects to effect a Company Cash Settlement, that the Company fully performs its obligations under the Purchase Contract Agreement) to pay the Purchase Price for the Common Stock.

        (d.)     The third sentence of the first paragraph of Section 4.6(b) is hereby amended and restated in its entirety as follows:

Except as otherwise specified by Section 4.6(a) in connection with any election by the Company to effect a Company Cash Settlement, the Collateral Agent shall apply the Available Proceeds ~~of the related Pledged Treasury Securities or appropriate Pledged Applicable Ownership Interest (as defined in clause A of the definition of such term) of the Treasury Portfolio~~ (or such equal or lesser amount as may be required in accordance with the Company's instructions if the Company elects a Company Cash Settlement with respect to all or a portion of the shares of Common Stock that the Company would otherwise be required to sell pursuant to Section 5.1 of the Purchase Contract Agreement) to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date, whether or not the Collateral Agent receives an instruction from any Holder of Treasury Units or Corporate Units, to so apply such Proceeds.

        (e.)     The second paragraph of Section 4.6(b) is hereby amended and restated in its entirety as follows:

In the event that the sum of the Available Proceeds ~~from the related Pledged Treasury Securities or appropriate Pledged Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be,~~ and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby (or such equal or lesser amount as may be required in accordance with the Company's instructions if the Company elects a Company Cash Settlement with respect to all or a portion of the shares of Common Stock that the Company would otherwise be required to sell pursuant to Section 5.1 of the Purchase Contract Agreement), the Collateral Agent shall remit such excess, when received, to the Purchase Contract Agent for the benefit of the Holders, subject to the proviso set forth in Section 3.1(iii).

The Consent Agent for the Consent Solicitation is:

Wachovia Bank, National Association

____________________

____________________

____________________

Toll free:  _____________

Attention: _____________

THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH [4], 2005 (AS SUCH DATE AND TIME MAY BE EXTENDED, THE "EXPIRATION DATE"). IF YOU BENEFICIALLY OWN EQUITY UNITS, PLEASE CONTACT YOUR CUSTODIAN BANK, DEPOSITARY, BROKER, TRUST COMPANY OR OTHER NOMINEE THAT IS THE DTC PARTICIPANT WITH RESPECT TO YOUR EQUITY UNITS TO CONFIRM THE DEADLINE FOR DELIVERY SO THAT YOUR INSTRUCTIONS MAY BE PROCESSED IN A TIMELY MANNER BY YOUR DTC PARTICIPANT. IF YOUR COMPLETED INSTRUCTIONS ARE NOT RECEIVED IN A TIMELY MANNER BY YOUR DTC PARTICIPANT SO AS TO ENABLE THE HOLDER OF YOUR EQUITY UNITS TO TIMELY DELIVER A CONSENT, OR IF FOR ANY OTHER REASON A CONSENT WITH RESPECT TO YOUR EQUITY UNITS IS NOT TIMELY DELIVERED BY THE HOLDER, THE CONSENT WITH RESPECT TO YOUR EQUITY UNITS WILL NOT BE VALID.

CENTURYTEL, INC.

CONSENT LETTER
Pursuant to Consent Solicitation Statement

Relating to Outstanding Equity Units

(CUSIP Nos. 156700403 (Corporate Units) and 156700502 (Treasury Units))

The Consent Agent for the Consent Solicitation is:

Wachovia Bank, National Association
By Registered or Certified Mail: Wachovia Bank, National Association ____________________ ____________________ ____________________ Attn: _______________	By Hand: Wachovia Bank, National Association ____________________ ____________________ ____________________ Attn: _______________	By Courier: Wachovia Bank, National Association ____________________ ____________________ ____________________ Attn: _______________

By Facsimile:
Attention:   ______________
(___) ________

To Confirm by Telephone:
(___) _______

For Information, call.
(___) ________

DELIVERY OF THIS CONSENT LETTER TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

This Consent Letter relates to the consent solicitation (the "Consent Solicitation") being made by CenturyTel, Inc. ("CenturyTel"), to Holders (as defined below) of CenturyTel's outstanding Equity Units (the "Equity Units"), as described in the accompanying Consent Solicitation Statement, dated February [3], 2005 (as it may be amended or supplemented, the "Consent Solicitation Statement"). The Consent Solicitation Statement and the instructions accompanying this Consent Letter should be read carefully before this Consent Letter is completed.

Capitalized terms used herein but not defined herein have the meanings given to them in the Consent Solicitation Statement. The terms and conditions of the Consent Solicitation set forth in the Consent Solicitation Statement under the caption "The Consent Solicitation" are incorporated in this Consent Letter by reference and form part of the terms and conditions of this Consent Letter.

Holders of Equity Units who wish to consent to the Proposed Amendments must deliver their properly completed and executed Consent Letter by mail, first-class postage prepaid, hand delivery, overnight courier or by facsimile transmission (with an original to be delivered subsequently) to the Consent Agent (not to CenturyTel) at its address or facsimile number set forth above in accordance with the instructions set forth herein and in the Consent Solicitation Statement. Under no circumstances should any person tender or deliver Equity Units to CenturyTel or the Consent Agent at any time.

ONLY HOLDERS (AS DEFINED BELOW) ARE ELIGIBLE TO CONSENT TO THE PROPOSED AMENDMENTS. For purposes of the Consent Solicitation, "Holder" means each person, other than CenturyTel and its affiliates, shown on the record of the registrar for the Equity Units as a holder at 5:00 p.m., New York City time, on ________, 2005 (such date and time, as such date and time may be changed from time to time, the "Record Date"). As of the Record Date, all Equity Units were registered in the name of The Depository Trust Company ("DTC") or its nominee. For purposes of the Consent Solicitation, DTC [has] granted an omnibus proxy authorizing DTC participants ("DTC Participants") set forth in the official position listing of DTC as of the Record Date to execute and deliver Consent Letters as if they were the Holders of the Equity Units held of record in the name of DTC or its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holder" means only such DTC Participants as of the Record Date. Any beneficial owner of the Equity Units who is not a Holder of such Equity Units must arrange for the person who is the Holder or such Holder's assignee or nominee to execute and deliver a Consent Letter on behalf of such beneficial owner.

CenturyTel reserves the right to establish from time to time a new date and time as the Record Date with respect to the Consent Solicitation and, thereupon, any such new date and time will be deemed to be the "Record Date" for purposes of the Consent Solicitation.

Each Holder who delivers a Consent and does not validly revoke the Consent on or prior to the Expiration Date will be deemed to have agreed to the Proposed Amendments with respect to any Equity Units held by it on the Record Date or any subsequent holders of such units, and all such holders shall be referred to collectively as "Consenting Holders." Each Consenting Holder will be entitled to receive the Consent Fee if the conditions set forth herein are satisfied or duly waived by CenturyTel. Any Holder who does not deliver a Consent, or who delivers a Consent and validly revokes it on or before the Expiration Date, will not be entitled to receive the Consent Fee, and the Proposed Amendments, whether or not they become effective, will not be binding on such Holder or its transferees (collectively, "Non-Consenting Holders"). The Proposed Amendments will not become effective and CenturyTel will not be obligated to pay the Consent Fee unless, among other things, CenturyTel receives, on or prior to the Expiration Date, Consents from Consenting Holders with respect to a majority of the Purchase Contracts outstanding on the Record Date, excluding those owned by CenturyTel or its affiliates.

By execution and delivery hereof, the undersigned acknowledges receipt of the Consent Solicitation Statement. The undersigned hereby represents and warrants that the undersigned is a Holder of the Equity Units indicated below as of the Record Date and has full power and authority to take the action indicated below in respect of such Equity Units. The undersigned will, upon request, execute and deliver any additional documents deemed by CenturyTel or the Consent Agent to be necessary or desirable to perfect the undersigned's Consent.

The undersigned acknowledges that the undersigned must comply with the provisions of this Consent Letter, and complete the information required herein, to validly consent to the Proposed Amendments. The undersigned further acknowledges and agrees to the following:

(1) Subject to the terms and conditions set forth in the Consent Solicitation Statement, CenturyTel and Wachovia National Bank, National Association (the "Purchase Contract Agent"), will enter into a supplement to the Purchase Contract Agreement, and CenturyTel, the Purchase Contract Agent and JPMorgan Chase Bank (the "Collateral Agent") will enter into an amendment to the Pledge Agreement (such supplement and amendment being hereinafter collectively referred to as the "Supplements"), which will give effect to the Proposed Amendments as described further in the Consent Solicitation Statement under the heading "The Consent Solicitation - General;"

(2) This Consent will be binding on the Holders of Equity Units to which this Consent relates and on any subsequent holders of such Equity Units, and the Proposed Amendments will become binding on Consenting Holders by acceptance of CenturyTel of the Consents of Holders of more than 50% of the currently issued and outstanding Equity Units, excluding any owned by CenturyTel or its affiliates;

(3) Payment of the Consent Fee for Consents validly given and not revoked will be made only if all Payment Conditions (as defined below under the heading "Consent Fee Instructions") are satisfied or duly waived by CenturyTel, and will only be made to Consenting Holders giving such Consents and only in the manner specified below under the heading "Consent Fee Instructions;"

(4) A Consent Letter delivered as described in the Consent Solicitation Statement under the heading "The Consent Solicitation - Consent Procedures" and in the instructions hereto will constitute a binding agreement between the undersigned and CenturyTel upon the terms and subject to the conditions of the Consent Solicitation;

(5) The undersigned will not revoke any Consent it grants hereby except in accordance with the procedures set forth herein and in the Consent Solicitation Statement under the heading "The Consent Solicitation - Revocation of Consents;" and

(6) The undersigned must Consent to the Proposed Amendments as a whole; Consents may not be given in favor of or against portions of the Proposed Amendments. If the undersigned delivers a Consent, the undersigned will be deemed to have consented to all of the Proposed Amendments.

Please indicate by marking the appropriate box below whether you wish to (i) consent to the Proposed Amendments or (ii) not consent to the Proposed Amendments. If no box is checked, and this Consent Letter is executed and delivered to the Consent Agent, the undersigned will be deemed to have consented to the Proposed Amendments.

CONSENT	DO NOT CONSENT
ٱ	ٱ

Unless otherwise specified in the table below, this Consent Letter relates to the total stated amount of the Equity Units held of record by the undersigned at 5:00 p.m., New York City time, on the Record Date. If this Consent Letter is intended to relate to less than the total stated amount of the Equity Units so held, the undersigned has listed the aggregate stated amount of the Equity Units for which this Consent is given. If the space provided below is inadequate, list the aggregate stated amounts on a separate signed schedule and affix the list to this Consent Letter.

The undersigned authorizes the Consent Agent to deliver this Consent Letter to CenturyTel and its representatives as evidence of the undersigned's actions with respect to the Proposed Amendments.

The Consents shall be governed by and construed in accordance with the laws of the State of New York.
Description of Equity Units as to which Consents are given
Consents with respect to Equity Units (CUSIP Nos. 156700403 (Corporate Units) and 156700502 (Treasury Units))
Name and Address of Holder*	DTC Participant Number(s)**	Aggregate Stated Amount of Equity Units Held***	Stated Amount With Respect to Which Consents are Given***

Total Stated Amount Consenting: $ __________________

*If you hold Equity Units registered in different names, separate Consent Letters must be executed and delivered covering each form of registration.
**This Consent Letter cannot be processed without this information.

***Unless otherwise indicated, the Holder will be deemed to have delivered a Consent with respect to the entire aggregate stated amount indicated in the column labeled "Aggregate Stated Amount of Equity Units Held." All stated amounts must be in multiples of $25.

CONSENT FEE INSTRUCTIONS

On the terms and subject to the conditions set forth herein and in the Consent Solicitation Statement, CenturyTel agrees to make a one-time payment (the "Consent Fee") to each Consenting Holder. The Consent Fee will be paid as stated in the Consent Solicitation Statement under the heading "The Consent Solicitation - Consent Fee." CenturyTel expects that the Consent Fee will be paid to Consenting Holders as soon as practicable after the execution and delivery of the Supplements (such date of payment, the "Payment Date"). Non-Consenting Holders will NOT be entitled to a Consent Fee. The method of delivery of all documents, including fully executed Consent Letters, is at the election and risk of the Holder.

In order for a Consent to be valid and effective, (a) this Consent Letter must be properly completed, executed and received by the Consent Agent on or prior to the Expiration Date and (b) the Consent must not thereafter be properly revoked as provided herein and in the Consent Solicitation Statement. CenturyTel will not be obligated to pay the Consent Fee for Consents validly delivered and not revoked unless:

(i)	CenturyTel receives, on or prior to the Expiration Date, Consents from Consenting Holders with respect to a majority of the Purchase Contracts outstanding on the Record Date, excluding those owned by CenturyTel or its affiliates,

(ii)	the Supplements are duly executed and delivered by the Purchase Contract Agent and the Collateral Agent, as applicable, and
(iii)	there is no injunction or other proceeding (pending or threatened) or actual or proposed change in applicable laws or regulations which, if adversely determined or if implemented, would make unlawful or invalid or enjoin the Consent Solicitation, the execution or effectiveness of the Proposed Amendments, the payment of the Consent Fee or any transaction related thereto.

The above conditions (hereinafter collectively referred to as the "Payment Conditions") to CenturyTel's obligation to pay the Consent Fee are for the sole benefit of CenturyTel and CenturyTel may, in its sole discretion, waive Payment Conditions for all Holders with respect to the Consent Solicitation, at any time and from time to time. No Consent Fees will be paid if any of the conditions described above are not satisfied or duly waived for any reason.

CenturyTel reserves the right, in its sole discretion and regardless of whether any of the Payment Conditions have been satisfied, to (i) terminate the Consent Solicitation or amend, waive or modify any of the terms thereof, including the amount of the Consent Fee or the Record Date, at any time on or prior to the Expiration Date and for any reason, by giving notice to the Consent Agent, (ii) extend the Consent Solicitation at any time or from time to time for any reason and (iii) refrain from extending the Consent Solicitation beyond the original Expiration Date or any date to which the Consent Solicitation has been previously extended. In the event that the Consent Solicitation is terminated or for any other reason the Supplements are not executed and delivered, no Consent Fee will be paid. Moreover, even if the Supplements are executed and delivered, if any other Payment Condition is not satisfied, CenturyTel will not be required to pay any Consent Fee.

The Consent Fee may be paid by check or by wire transfer. Please indicate below how and to whom the Consent Fee should be paid. If information for payment both by check and by wire transfer is provided or if incomplete or no payment information is provided, the Consent Fee will be paid by check issued in the name of the Holder and mailed to the address indicated under "Sign Here" below.

ٱ For check:
SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
To be completed ONLY if the check for the Consent Fee is to be issued in the name of and sent to someone other than the undersigned.	To be completed ONLY if the check for the Consent Fee is to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown on the following page.
Issue check to:	Mail check to:
Name: ................................................................................................ (Please Print)	Name: ............................................................................................ (Please Print)

Address:  ..........................................................................................

............................................................................................................

............................................................................................................

(Include Zip Code)

............................................................................................................

(Taxpayer Identification or Social Security Number(s)* of Payee)

Address:  .......................................................................................

.........................................................................................................

.........................................................................................................

(Include Zip Code)

*Please also complete the enclosed Form W-9.

ٱ For wire transfer:

WIRE TRANSFER INSTRUCTIONS

(Please Print)

Bank Name:  ............................................................................................................................

City, State:  ..............................................................................................................................

ABA #:  ...................................................................................................................................

Account Name:  .....................................................................................................................

Checking A/C #:  ...................................................................................................................

f/f/c #:  .....................................................................................................................................

Re:  ...........................................................................................................................................

IMPORTANT - READ CAREFULLY

This Consent Letter must be executed by an authorized DTC Participant in exactly the same manner as its name appears on DTC's official position listing as of the Record Date. If the Equity Units are held of record by two or more joint Holders, all such Holders must sign this Consent Letter. If a signature is by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity for a Holder, such person should so indicate when signing and must submit proper evidence satisfactory to CenturyTel of such person's authority to so act on behalf of such Holder. If a Holder has Equity Units registered in different names, separate Consent Letters must be executed and delivered covering each form of registration. Any beneficial owner of the Equity Units who is not a DTC Participant listed on DTC's records for such Equity Units on the Record Date must arrange with the person who is the DTC Participant of record on the Record Date to execute and deliver this Consent Letter on behalf of such beneficial owner.

SIGN HERE*

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

Signature(s) of Holder(s)

Date:  ____________________________________________________________________________________________________

Name(s):  _________________________________________________________________________________________________

(Please Print)

Capacity (full title):  __________________________________________________________________________________________

Address:  _________________________________________________________________________________________________

(Include Zip Code)

Area Code and Telephone No.:  _________________________________________________________________________________

Tax Identification or Social Security No.:  __________________________________________________________________________

GUARANTEE OF SIGNATURE(S)

(If required, see instructions 8 and 9 below)

Authorized Signature:  ________________________________________________________________________________________

Name and Title:  _____________________________________________________________________________________________

(Please Print)

Date:  _____________________________________________________________________________________________________

Name of Firm:  _______________________________________________________________________________________________

__________________________________________________________________________________________________________

*All information, including address, is required in order for this Consent to be valid.

INSTRUCTIONS FOR CONSENTING HOLDERS

Forming Part of the Terms and Conditions of the Consent Solicitation

1.     No Alteration; Waiver of Notice of Acceptance.  No alternative, conditional or contingent Consents will be accepted. Consenting Holders, by execution and delivery of this Consent Letter (or facsimile hereof), waive any right to receive notice of the acceptance of their Consent.

2.     Inadequate Space.  If the space provided above to list the stated amount and certificate numbers of the Equity Units is inadequate, such information should be listed on a separate schedule affixed to this Consent Letter.

3.     Delivery of this Consent Letter.  Upon the terms and subject to the conditions set forth herein and in the Consent Solicitation Statement, a properly completed and duly executed copy of this Consent Letter and any other documents required by this Consent Letter must be received by the Consent Agent at its address or facsimile number set forth on the cover hereof on or prior to the Expiration Date (provided that the executed original of each document sent by facsimile transmission on or prior to the Expiration Date must be received by the Consent Agent at its address prior to 5:00 p.m., New York City time, on the third business day following the Expiration Date). The method of delivery of this Consent Letter and all other required documents to the Consent Agent is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Consent Agent. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Letter should be sent to any person other than the Consent Agent.

4.     Expiration Date.  The Consent Solicitation expires at 5:00 p.m., New York City time, on March [4], 2005, unless CenturyTel, in its sole discretion, extends the period during which the Consent Solicitation is open, in which case the term "Expiration Date" shall mean the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Date, CenturyTel will notify the Consent Agent in writing or orally (promptly confirmed in writing) of any extension and will make a public announcement thereof, each not later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. CenturyTel may extend the Consent Solicitation on a daily basis or for such specified period of time as they determine in their sole discretion. Failure by any Holder or beneficial owner of the Equity Units to learn of such public announcement will not affect the extension of the Consent Solicitation.

5.     Questions Regarding Validity, Form, Legality.  All questions as to the validity, form, eligibility (including time of receipt) and revocations of Consents will be resolved by CenturyTel whose determinations will be conclusive and binding (subject to the Purchase Contract Agent's final approval). CenturyTel reserves the absolute right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of CenturyTel's counsel, be unlawful. CenturyTel also reserves the right to waive any irregularities in connection with deliveries which CenturyTel may require to be cured within such time as CenturyTel determines. None of CenturyTel, the Consent Agent, any of their respective affiliates or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Letters or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. CenturyTel's interpretation of the terms and conditions of the Consent Solicitation (including this Consent Letter and the accompanying Consent Solicitation Statement and the instructions hereto and thereto) will be final and binding on all parties.

6.     Holders Entitled to Consent.  Only the DTC Participants holding the Equity Units of record as of the Record Date in DTC may execute and deliver Consents. Any beneficial owner of Equity Units who was not a Holder of such Equity Units on the Record Date (e.g., if such securities are held in the name of DTC for the account of the beneficial owner's broker, dealer, commercial bank, trust company or other nominee institution as DTC Participant or if ownership of the Equity Units has been transferred after the Record Date) must arrange with the person who was the Holder on the Record Date to execute and deliver this Consent Letter on behalf of such beneficial owner. All properly completed and executed Consent Letters received on or prior to the Expiration Date will be counted, notwithstanding any transfer of the Equity Units to which such Consent Letter relates or change in the DTC Participant holding such Equity Units in DTC, unless the Consent Agent receives from the Holder who submitted the Consent Letter a written notice of revocation bearing a date later than the date of the prior Consent Letter prior to the Expiration Date.

7.     Waiver of Rights Under Purchase Contract Agreement with Respect to the Establishment of the Record Date.  By executing and delivering the Consent Letter, the Holder will be deemed to waive any and all requirements under the Purchase Contract Agreement regarding the establishment of the Record Date, including any requirement that such date be established on or by a specific date or during a specific period prior to the Consent Solicitation.

8.     Signatures on this Consent Letter.  This Consent Letter must be signed by the Holder(s) on the Record Date of the Equity Units with respect to which this Consent is given, and the signature(s) of such Holder(s) must correspond with the name(s) as set forth in DTC's official position listing on the Record Date without alteration, enlargement or any change whatsoever.

If any of the Equity Units with respect to which this Consent is given were held of record on the Record Date by two or more joint Holders, all such Holders must sign this Consent Letter. If any Equity Units with respect to which this Consent is given have different Holders, it will be necessary to complete, sign and submit as many separate copies of this Consent Letter and any necessary accompanying documents as there are different Holders.

If this Consent Letter is signed by trustees, partners, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity for a Holder, such persons should indicate such fact when signing, and, unless waived by CenturyTel, evidence satisfactory to CenturyTel of its authority to so act on behalf of such Holder must be submitted with this Consent Letter.

9.     Signature Guarantees.  All signatures on this Consent Letter must be guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, including (as such terms are defined therein): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings institution that is a participant in a Securities Transfer Association recognized program (each an "Eligible Institution"). However, signatures need not be guaranteed if this Consent is executed by an Eligible Institution. If the Holder of the Equity Units is a person other than the signer of this Consent Letter, see Instruction 8.

10.     Revocation of Consent.  Any Holder of Equity Units as of the Record Date who has consented to the adoption of the Proposed Amendments prior to the Expiration Date may revoke such Consent as to such Equity Units or any portion of such Equity Units (in integral multiples of $25 stated amount only) by delivering a written notice of revocation executed by such Holder bearing a date later than the date of the prior Consent Letter to the Consent Agent at any time prior to the Expiration Date. The transfer of the Equity Units after the Record Date will not have the effect of revoking any Consent theretofore validly given by a Holder of such Equity Units, and each properly completed, executed and delivered Consent Letter will be counted notwithstanding any transfer of the Equity Units to which such Consent relates or change in the DTC Participant holding such Equity Units in DTC, unless the procedure for revoking Consents described below has been complied with.

To be effective, a notice of revocation must be in writing, must contain the name of the Holder as of the Record Date, and the aggregate stated amount of the Equity Units to which it relates and must be signed by the same Holder and in the same manner as the original Consent Letter. All revocations of Consents must be sent to the Consent Agent at its address set forth in this Consent Letter.

To be effective, the revocation must be executed by the same Holder of Equity Units and in the same manner as the original Consent Letter being revoked. A revocation of the Consent will be effective only as to the Equity Units listed on the revocation and only if such revocation complies with the provisions of this Consent Letter and the Consent Solicitation Statement. Only a Holder of the Equity Units as of the Record Date is entitled to revoke a Consent previously given. A beneficial owner of the Equity Units must arrange with the Holder as of the Record Date to execute and deliver on its behalf a revocation of any Consent already given with respect to such Equity Units. A purported notice of revocation that is not received by the Consent Agent in a timely fashion as a valid revocation will not be effective to revoke a Consent previously given.

A revocation of a Consent may be rescinded only by the proper execution and delivery at any time prior to the Expiration Date of a new Consent Letter bearing a date later than the date of the prior notice of revocation.

Prior to the Expiration Date, CenturyTel intends to consult with the Consent Agent to determine whether the Consent Agent has received any revocations of Consents. CenturyTel reserves the right to contest the validity of any such revocations.

11.     Waiver of Conditions. CenturyTel reserves the absolute right, subject to applicable law, at any time prior to execution and delivery of the Supplements to amend, waive or modify the terms and conditions of the Consent Solicitation.

12.     Termination. In the event the Consent Solicitation is abandoned or terminated prior to execution and delivery of the Supplements or the Supplements are not executed and delivered for any other reason, any Consents given with respect to the Consent Solicitation will be voided and no Consent Fee will be paid to the Holders with respect to such Consents. Moreover, even if the Supplements are executed and delivered, if any other Payment Condition is not satisfied, CenturyTel will not be required to pay any Consent Fee. In the event that the Consent Solicitation is not completed for any reason, subject to the requirements of applicable law, CenturyTel reserves the right to enter into private transactions with Holders to settle their Purchase Contracts on terms that are substantially similar to those contemplated hereunder.

13.     Questions and Requests for Assistance and Additional Copies. Questions concerning the terms of the Consent Solicitation or requests for assistance in completing this Consent Letter should be directed to CenturyTel at the address and telephone and facsimile number indicated on the back page of this Consent Letter. Requests for additional copies of the Consent Solicitation Statement, this Consent Letter or other related documents should be directed to the Consent Agent at the address and telephone and facsimile number indicated on the back page of this Consent Letter.

IMPORTANT INFORMATION REGARDING FEDERAL INCOME TAX BACKUP WITHHOLDING

The discussion of federal income tax backup withholding set forth below is included for general information only. Each Holder is urged to consult such Holder's tax advisor to determine the particular federal income tax backup withholding consequences to such Holder of the Consents and receipt of the Consent Fee. The discussion does not consider the effect of any applicable foreign, state, local, or other tax withholding laws. Foreign persons should consult their tax advisors regarding applicable federal tax withholding requirements.

Substitute Form W-9

Under the federal income tax laws, the Consent Agent may be required to withhold 28% of the amount of any payment made to certain Holders pursuant to the Consent Solicitation. In order to avoid such backup withholding, each Holder must provide the Consent Agent with such Holder's correct Taxpayer Identification Number ("TIN") by completing and returning the Substitute Form W-9 included herein. In general, if a Holder is an individual, the TIN is the Social Security number of such individual. If the Consent Agent is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain Holders (including, among others, most corporations) are not subject to these backup withholding and reporting requirements. For further information regarding backup withholding and instructions for completing Substitute Form W-9 (including how to obtain a TIN if the Holder does not have one), the Holder should consult Substitute Form W-9 and the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" or the Holder's tax advisor.

Consequences of Failure to File Substitute Form W-9

Failure to complete the Substitute Form W-9 may require the Consent Agent to withhold 28% of the amount of any payments made pursuant to the Consent Solicitation. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, the Holder may claim a refund from the Internal Revenue Service.

PAYOR'S NAME: CenturyTel, Inc.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payor's Request for Taxpayer Identification Number ("TIN")	Part 1---PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	_____________________________ Social Security Number (If awaiting TIN write "Applied For") OR ______________________________ Employer Identification Number (If awaiting TIN write "Applied For")
Part 2---Certificate---Under penalties of perjury, I certify that:
(1) (2)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued for me), and

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS---You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax returns. However, if after being notified by the IRS that you are subject to backup withholding, you receive another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2). (Also see instructions in the enclosed Guidelines)

SIGNATURE _______________________________________ DATE ____________________, 2005	Part 3 Awaiting TIN

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9:

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (1) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate Internal Revenue Service Center or Social Security Administration Officer or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number to the Consent Agent by the time of payment, 28% of all reportable payments made to me thereafter will be withheld, but that such amounts will be refunded to me if I provide a certified Taxpayer Identification Number to the Depositary within sixty (60) days.

Signature ________________________________________________________

Date _____________________________, 2005

Any questions or requests for assistance may be directed to the CenturyTel at: CenturyTel, Inc., 100 CenturyTel Drive, Monroe, Louisiana 71203, Telephone No.: (318) 388-9000, Attention: Treasury Department. Any requests for additional copies of the Consent Solicitation Statement or the Consent Letter may be directed to the Consent Agent at its telephone number and address set forth below. You may also contact your broker-dealer, commercial bank, trust company or other nominee holder of Equity Units for assistance concerning the Consent Solicitation.

The Consent Agent for the Consent Solicitation is:

Wachovia Bank, National Association

_______________________
_______________________
_______________________
Attention:  ______________
(___) __________

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor.

For this type of account:	Give the SOCIAL SECURITY number of---
For this type of account:	Give the EMPLOYER IDENTIFICATION number of---

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust account that is not a legal or valid trust under State law	The actual owner(1)
5.	Sole proprietorship or single-owner LLC		The owner(3)
6.	Sole proprietorship or single-owner LLC	The owner(3)
7.	A valid trust, estate, or pension trust	The legal entity(4)
8.	Corporate or LLC electing corporate status on Form 8837	The corporation
9.	Association, club, religious, charitable, educational or other tax-exempt organization	The organization
10.	Partnership or multi-member LLC	The partnership
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)   List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3)   You must show your individual name, but you may also enter your business name or "doing business as" name. Use either individual's social security number or business's employer identification number (if it has one).

(4)   List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:    If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for resident individuals), Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7, Application for IRS Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns) at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

To complete Substitute Form W-9 if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number, sign and date the form, and give it to the requester. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding
Payees generally exempted from backup withholding include the following:
•	A corporation.
•	A financial institution.
•	An organization exempt from tax under section 501(a), or an individual retirement plan.
•	The United States or any agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
•	An international organization or any agency, or instrumentality thereof.
•	A dealer required to register in securities or commodities registered in the U.S. or a possession of the U.S.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584 (a).
•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947.
•	An entity registered at all times under the Investment Company Act of 1940.
•	A foreign central bank of issue.
Payments of dividend and patronage dividends not generally subject to backup withholding include the following:
•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
•	Payments of patronage dividends where the amount received is not paid in money.
•	Payments made by certain foreign organizations.
•	Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
• Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the Payor's trade or business and you have not provided your correct taxpayer identification number to the Payor.
• Payments of tax-exempt interest (including exempt-interest dividends under section 852).
• Payments described in section 6049 (b) (5) to nonresident aliens.
• Payments on tax-free covenant bonds under section 1451.
• Payments made by certain foreign organizations.
• Payments made to a nominee.
Exempt payees described above should file Substitute Form W-9 as follows to avoid possible erroneous backup withholding:
FILE SUBSTITUTE FORM W-9 WITH THE PAYOR BY FURNISHING YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN TO THE PAYOR.

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A (a), 6045, and 6050A.

Privacy Act Notice.---Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to Payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a Payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.---If you fail to furnish your taxpayer identification number to a Payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Failure to Report Certain Dividend and Interest Payments.---If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 20% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) Civil Penalty for False Information With Respect to Withholding.---If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) Criminal Penalty for Falsifying Information---Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.